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                           Imperial Industries, Inc.

                             Restricted Stock Plan

1.  Purpose

This Plan (the "Plan") is intended to promote the interests of Imperial Industries, Inc. (the "Company") and its stockholders by using the common stock of Imperial Industries, Inc. as an incentive/reward program for key executives of the Corporation and its subsidiaries. To Increase stock ownership by the key executives and enhance the focus on the long term financial performance of the Company and provide an incentive to create long-term stockholder value.

2.  Definitions

For purposes of this Plan, the following terms will have the definitions set forth below:

(a) "Company." Imperial Industries, Inc., a Delaware corporation.

(b) "Board." The Company's Board of Directors.

(c) "Committee." The Compensation Committee as appointed from time to time by the Board, consisting of not less than three members. No member of the Committee shall be eligible for selection as a person to whom shares may be allocated pursuant to this Plan at any time while he is serving on the Committee.

(d) "Common Stock." This phrase shall mean the $.10 par value common stock of the Company.

(e) "Date of Grant." This term shall mean July 31, 1997.

(f) "Disability." This phrase shall mean the condition of an executive who is unable to engage in any substantial gainful activity by reason of any medical determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(g) "Fair Market Value." This phrase shall mean the closing price of a Share on the principal securities exchange on which such Shares are traded on the day immediately preceding the date as of which the Fair Market Value is being determined, or on the next preceding date on which such Shares are being traded if no Shares were traded on such immediate preceding day. If the Shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Shares in the over-the-counter market on the day immediately preceding the date as of the Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices are recorded. If the Shares are

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not publicly traded, or are subject to conditions or restrictions which may have a significant effect upon the Fair Market Value of the Shares, Fair Market Value shall be determined by the Committee or the Board, as the case may be. In no case shall Fair Market Value be less than the par value of a share of Common Stock of the Company.

(h) "Participant." A key executive of the Company or a Subsidiary to whom shares are granted under this Plan, or such individual's designated beneficiary, surviving spouse, estate, or legal representative. For this purpose, however, any such beneficiary, spouse, estate, or legal representative shall be considered as one person with the employee.

(i) "Performance Goal." This phrase shall mean an annual Return on Assets percentage that is equal to or exceeds 13%.

(j) "Plan."  The Imperial Industries, Inc. Restricted Stock Plan.

(k) "Restricted Period." This phrase shall have the meaning supplied by
Section 9(c), below.

(l) "Restricted Share." The shares of common stock of the Company reserved pursuant to Section 4 hereof and any such shares issued to a Participant pursuant to this Plan.

(m) "Return on Assets." This phrase shall mean the percentage derived from the combined earnings before federal income tax of Premix and Acrocrete divided by the average combined total assets of Premix and Acrocrete (Total Assets at January 1 of any fiscal year plus those at December 31 divided by two.)

(n) "Share." This phrase shall mean one share of Common Stock, adjusted in accordance with Section 4(a).

(o) "Subsidiary" or Subsidiaries." A corporation or corporations of which the Company owns, directly or indirectly, shares having a majority of the ordinary voting power of the election of directors.

3.  Administration

The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company. Subject to the provisions of the Plan, the Committee shall have exclusive power to select the key executives to be granted Restricted Stock to determine the number of Restricted Stock shares to be granted to each key executive selected, and to determine the time or times when Restricted Stock will be granted. The authority granted to the Committee by the preceding sentence will be exercised based upon recommendations received from the management of the Company. The Committee shall have authority to interpret the Plan, to adopt and revise rules and regulations relating to the Plan, to determine the conditions subject to which any awards may be made or payable, and to make any other determinations which it believes

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necessary or advisable for the administration of the Plan. Determinations by the Committee shall be made by majority vote and shall be final and binding on all parties with respect to all matters relative to the Plan.

4.  Restricted Share Reserve

(a) Share Reserve. The Company will establish a Share Reserve to which will be credited 241,667 Shares of the Common Stock of the Company, par value $.10 per share. Should the shares of the Company's Common Stock, due to a stock split or stock dividend or combination of Shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of Shares then remaining in the Share Reserve shall be appropriately adjusted to reflect such action. If any adjustments results in a fractional share, the fraction shall be disregarded.

(b) Adjustments to Reserve. Upon the grant of Restricted Shares hereunder, the Share Reserve will be reduced by the number of Restricted Shares so granted and, upon the forfeiture thereof pursuant to Section 8(g) and (h) thereof, the Share Reserve shall be increased by such number of Restricted Shares, and such Restricted Shares may again be the subject of allocations hereunder.

(c) Distributions of Restricted Shares. Distributions of Restricted Shares, as the Board shall in its sole discretion determine, may be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares issued as Restricted Shares in accordance with the Plan shall be fully paid and non-assessable shares and free from preemptive rights.

5.  Eligibility and Granting of Restricted Stock

(a) Eligible Executives. The Committee will designate, from time to time, such additional key executives of the Company or any of its Subsidiaries, or parents or affiliated corporations (including officers and directors of the Company), engaged in activities which further the Company's objectives, who will be eligible to receive grants of Restricted Stock under the Plan of the Company.

(b) Selection by the Committee. From the executives eligible to receive grants of Restricted Stock pursuant to the Plan, the Committee may from time to time select those executives to whom it recommends that the Board make grants. Such recommendations shall include a recommendation as to the number of Restricted Shares that should be allocated to each such individual. In selecting those executives whom it wishes to recommend for grants and in determining the number of Restricted Shares it wishes to recommend, the Committee shall consider the position and responsibilities of the eligible executives, the value of their services to the Company and its Subsidiaries and such other factors as the Committee deems pertinent. As part of this original Plan, the Committee makes the following awards to be administered in

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accordance with Section 8.

         (i) Fred Hansen 166,667 shares

         (ii) Howard Ehler, Jr. 75,000 shares

(c) Review by Board of Committee's Recommendations. As promptly as practicable after the Committee recommends making allocations pursuant to (b), above, the Board will review the Committee's recommendations and, in the Board's discretion, grant to the executives the Board selects from those executives recommended by the Committee a number of Restricted Shares not in excess of the number recommended for each executive by the Committee. This date of such action by the Board shall be the "Date of Grant," as that term is used in this Plan.

(d) Participation in Stock Option Plans. A person who has received options to purchase stock under any stock option plan of the Company or a Subsidiary may exercise the same in accordance with their terms, and will not by reason thereof be ineligible to receive Restricted Shares under this Plan.

(e) Limited on Number of Allocable Shares. The total number of Restricted Shares which may be allocated pursuant to this Plan will not exceed the amount available therefor in the Restricted Share Reserve.

6.  Form of Grant of Restricted Stock

(a) Number Specified. Each grant shall specify the number of Restricted Shares subject thereto, subject to the provisions of Section 4.

(b) Notice. When a grant is made, the Board shall advise the Participant and the Company thereof by delivery of written notice in the form of Exhibit A hereto annexed.

7. Time of Grant of Restricted Stock.

The Plan is designed to operate over 4 years commencing on January 1, 1997. The Grant of Restricted Shares shall be made by the Committee to the Participants on July 31, 1997. The Restricted Shares shall be granted to the Participants subject to the provisions of this Plan. The Restricted Shares granted to the Participants shall vest to the Participant subject to the terms provided in Section 8.

8.  Vesting of Restricted Stock

(a) A total of 66,667 shares of Restricted Shares shall be granted Fred Hansen. The Restricted Stock granted to Fred Hansen shall vest yearly, in fixed increments, according to the following schedule. The vested Shares shall be released to Fred Hansen within 30 days of the end of the

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fiscal year.

                                                      Number of Shares of
          Period                                      Restricted Stock Vesting
          ------                                      ------------------------

Year Ended December 31, 1997                                  33,333

Year Ended December 31, 1998                                  33,334

(b) A total of 75,000 shares of Restricted Stock shall be granted Howard Ehler, Jr. The Restricted Shares granted to a Howard Ehler, Jr. shall vest yearly, in fixed increments, according to the following schedule, based on the Company attaining its Performance Goals for the fiscal period. Upon satisfying the Performance Goals for a particular fiscal period, the vested shares shall be released to Howard Ehler, Jr. within 120 days after the end of the fiscal year.

                                                      Number of Shares of
Fiscal Period                                         Restricted Stock Vesting
-------------                                         ------------------------

Year Ended December 31, 1997                                  25,000

Year Ended December 31, 1998                                  25,000

Year Ended December 31, 1999                                  25,000

(c) Notwithstanding the provisions of paragraph 8(b), in recognition of economic factors having a cyclical influence on operations in any one fiscal period, Howard Ehler, Jr., at December 31, 1999, shall vest any Restricted Stock not previously vested according to Section 8(b) if the aggregate cumulative "Return on Assets" during the period January 1, 1997 through December 31, 1999 is in excess of 13%. If the aggregate cumulative "Return on Assets" during the period January 1, 1997 through December 31, 1999 exceeds 13%, the vested Shares shall be released to Howard Ehler, Jr. within 120 days after December 31, 1999.

(d) A total of 100,000 shares of Restricted Stock shall be granted Fred Hansen. The Restricted Shares granted to Fred Hansen shall vest yearly, in fixed increments, according to the following schedule, based on the Company attaining its Performance Goal for the fiscal period. Upon satisfying the Performance Goal for a particular fiscal period, the vested shares shall be released to Fred Hansen within 120 days after the end of the fiscal year period.

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                                                      Number of Shares of
          Period                                      Restricted Stock Vesting
          ------                                      ------------------------

Year Ended December 31, 1998                                  33,333

Year Ended December 31, 1999                                  33,333

Year Ended December 31, 2000                                  33,334

(e) Notwithstanding the provisions of paragraph 8(d), in recognition of economic factors having a cyclical influence on operations in any one fiscal period, Fred Hansen, at December 31, 2000, shall vest in any Restricted Shares not previously vested according to Section 8(d), if the aggregate cumulative "Return on Assets" during the period January 1, 1998 through December 31, 2000 is in excess of 13%. If the aggregate cumulative "Return on Assets" during the period January, 1, 1998 through December 31, 2000 exceeds 13%, the vested Shares shall be released to Fred Hansen within 120 days after December 31, 2000.

(f) Death or Disability

     (i) Notwithstanding the provisions of Sections 8(a), (b) and
         (d), upon the Participant's termination of employment with the Company due to death or disability, the amount of Restricted Shares granted to a Participant that are scheduled to vest, according with the terms of Sections 8(a), (b) or (c), in the year of termination of employment, including the dividends, distributions and income thereon, will vest in the Participant, reduced by a fraction, the numerator of which is equal to the number of days remaining in the year of termination of employment, and the denominator of which is equal to 365. For purposes of this Section, a Participant will be considered disabled in accordance with the definition provided in
         Section 2(f). This resulting total number of shares shall be further reduced by any distribution of shares pursuant to Sections 8a, b and d.

    (ii) Notwithstanding the provisions of Section 8(c) and (e), upon a Participant's termination of employment with the Company due to death or disability, the amount of Restricted Shares granted to a Participant that may vest in accordance with the terms of Sections 8(c) or (e), in the year of termination of employment, including the dividends, distributions and income thereon, may vest in the Participant according to the terms of Sections 8(c) or (e), reduced by a fraction, the numerator of which is equal to the number of days remaining in the year of termination of employment, and the denominator of which is equal to 1095. For purposes of this Section, a Participant will be considered disabled in accordance with the definition provided in Section 2(f).

(g) Forfeiture of Restricted Stock - Termination of Employment.
Notwithstanding the provisions in Section 8(f), if the employment of a Participant with the Company is terminated for any reason other than death or disability, then each Participant's rights with respect to granted Restricted

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Shares, including the dividends, distributions and income thereon, which have not vested on or prior to the date of the occurrence of such event will terminate and be forfeited and neither the Participant nor his heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Restricted Shares.

(h) Forfeiture of Restricted Shares - Failure to Meet Performance Goals. If a Participant fails to satisfy the terms of Section 8(c) or (e) then each Participant's rights with respect to granted Restricted Shares, including the dividends, distributions and income thereon, which have not vested according to the terms of Section 8(b), (c) (d) or (e) will terminate and be forfeited and neither the Participant nor his heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Restricted Shares.

9.  Restrictions

(a) Transfer/Issuance.

         (i) Restricted Shares will be promptly issued or transferred and a certificate or certificates for such shares shall be issued in the Participant's name. The Participant shall thereupon be a shareholder of all the shares represented by the certificate or certificates. As such, the Participant will have all the rights of a shareholder with respect to such shares, including the right to vote them and to receive all dividends and other distributions (subject to Section 9(b)) paid with respect to them, except that the shares shall be subject to the restrictions in Section 9(d).

         (ii) Stock certificates representing Restricted Shares will be imprinted with a the following legend in addition to such other legends as counsel to the Corporation may deem appropriate:

                  RESTRICTED SHARES

                  "The shares represented by this certificate may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except in accordance with the terms, conditions, and restrictions of the Imperial Industries, Inc. Restricted Stock Plan, a copy of which is on file and available for inspection during normal business hours at the Company's principal office."

         (iii) In aid of such restrictions, the Participant shall, immediately upon receipt of the certificate(s) therefor, deposit such certificate(s) together with a stock power or other instrument of transfer, appropriately endorsed in blank, with an escrow agent designated by the Committee, under a deposit agreement containing such terms and conditions as the Committee shall approve, the expenses of such escrow to be borne by the Company.

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(b) Stock Splits, Dividends, etc. If, due to a stock split, stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Participant, as the owner of Restricted Shares subject to restrictions hereunder, shall be entitled to new, additional, or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new, additional, or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, also shall be imprinted with a legend as provided in Section 9(a)(ii) and deposited by the Participant under the above-mentioned deposit agreement. When the event(s) described in the preceding sentence occur, all Plan provisions relating to restrictions and lapse of restrictions will apply to such new, additional, or different shares or securities to the extent applicable to the shares with respect to which they were distributed, provided, however, that if the Participant shall receive rights, warrants or fractional interests in respect of any of such Restricted Shares, such rights or warrants may be held, exercised, sold or otherwise disposed of, and such fractional interests may be settled, by the Participant free and clear of the restrictions hereafter set forth.

(c) Restricted Period. The term "Restricted Period" with respect to Restricted Shares (after which restrictions shall vest) means a period starting on the Date of Grant of such shares to the Participant and ending on such dates that the restrictions lapse, in accordance with the terms provided in Section 8.

(d) Restrictions on Restricted Shares. The restrictions to which Restricted Shares shall be subject are:

         (i) During the Restricted Period applicable to such shares and except as otherwise specifically provided in the Plan, none of such shares shall be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of.

         (ii) During the Restricted Period applicable to such shares and except as otherwise specifically provided in the Plan, the escrow agent shall retain the voting rights of the Restricted Shares and collect and hold any dividends any other distributions paid with respect to the Restricted Shares. Any dividends held by the escrow agent shall be immediately released to the Participant upon lapse of the Restricted Period with respect to the Restricted Shares.

(e) Lapse of Restricted Period. The restriction set forth in Section 9(d) hereof, with respect to the Restricted Shares to which such Restricted Period was applicable, will lapse:

         (i) as to such shares in accordance with the date(s) and number(s) of shares as to which the Restricted Period expires, as described in the provisions of Section 8, or

         (ii) as to such shares in the event of the Participant's death or Disability in accordance with Section 8(f).

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(f) Transfers Upon Death of Participant. Nothing in this Plan will preclude the transfer of vested Restricted Shares, on the Participant's death, to the Participant's legal representatives or estate, nor preclude such representatives from transferring any of such shares to the person(s) entitled thereto by will or the laws of descent and distribution, provided, however, that any shares so transferred will remain subject to all restrictions and obligations imposed on them by this Plan.

(g) Delivery of Written Notice. All notices in writing required pursuant to this Section 9 will be sufficient only if actually delivered or if sent via registered or certified mail, postage prepaid, to the Company, attention Treasurer, and/or escrow agent at its principal office within the City of Miami, Florida, and will be conclusively deemed given on the date of delivery, if delivered or on the first business day following the date of such mailing, if mailed.

10.  Finality of Determination.

The Committee will administer this Plan and construe its provisions. Any determination by the Committee (except insofar as it will make recommendations only) in carrying out, administering, or construing this Plan will be final and binding for all purposed and upon all interested persons and their heirs, successors, and personal representatives.

11.  Limitations

(a) No Right to Allocation. No person will at any time have any right to receive an allocation of Restricted Shares hereunder and no person will have authority to enter into an agreement for the making of an allocation or to make any representation or warranty with respect thereto.

(b) Right of Participants. Participants of grants will have no rights in respect thereof other than those set forth in the Plan. Except as provided in this Plan, such rights may not be assigned or transferred except by will or by the laws of descent and distribution. Before grant of Restricted Shares, no such shares will be earmarked for the Participants' accounts nor will such Participants have any rights as stockholders with respect to such shares.

(c) No Right to Continued Employment. Neither the Company's action in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, will be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.

(d) Limitation on Actions. Every right of action by or on behalf of the Company or by any shareholder against any past, present, or future member of the Board, the Committee, Participant, or any officer or employee of the Company arising out of or in connection with this Plan shall, regardless of the place where the action may be brought and regardless of the place of residence of any such director, committee member, officer or employee, shall cease and be barred by the expiration of three years from the later of:

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         (i) the date of the act or omission in respect of which such right of action arises or

         (ii) the first date upon which there has been made generally available to shareholders an annual report of the Company and a proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the amount of the allocations.

In addition, any and all right of action by any Participant (past, present or future) against the Company or any member of the Committee arising out of or in connection with this Plan will, regardless of the place where action may be brought and regardless of the place of residence of any Committee member, shall cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

Further, any and all right of action by any Participant (past, present, or future) against the Company or any member of the Committee arising out of or in connection with this Plan will, regardless of place where action may be brought and regardless of the place of residence of any Committee member, shall be limited to arbitration. The Company will bear all costs of an arbitration, except that the arbitrator shall have the power to apportion among the parties other expenses such as pre-hearing discovery, travel costs, and attorney's fees. The decision of the arbitrator shall be final and binding on all parties, and judgement on the arbitrator's award may be entered in any court of competent jurisdiction.

12. Amendment, Suspension or Termination of Plan.

The Board may amend, suspend or terminate the Plan in whole or in part at any time; provided that such amendment will not affect adversely rights or obligations with respect to allocations previously made; and provided further, that no modification of the Plan by the Board without approval of the stockholders will (i) increase the maximum number of Restricted Shares reserved pursuant to Section 4, (ii) change the provisions of Section 4 with respect to the total number of Restricted Shares that may be allocated under the Plan; or (iii) render any member of the Committee eligible to receive an allocation at any time while he is serving on the Committee.

13.  Governing Law.

The Plan will be governed by the laws of the State of Florida.

14.  Expenses of Administration.

All costs and expenses incurred in the operation and administration of this Plan will be borne by the Company.

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15.  Miscellaneous Provisions.

(a) Non-alienation. A Participant's rights, interests and benefits under the Plan may not be assigned or transferred and shall not be subject in any manner to attachment, lien, or other process to secure payment of the debts and obligations of the Participant. In the case of a Participant's death, payment of Restricted Stock due under this Plan shall be made to his designated beneficiary, or in the absence of such designation, by will or the laws of decent and distribution.

(b) No Contract of Employment. No Participant or other person shall have any claim or right to be granted an award of Restricted Shares under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee or Participant any right to be retained in the employ of the Company.

(c) Taxes. The Participant or other person receiving such Restricted Stock shall be required to pay to the Company the amount of any taxes which the Company is required to withhold with respect to such Restricted Stock.

(d) IRC Section 83(b) Election. A Participant who elects to include in his gross income in the year of transfer of Restricted Stock pursuant to Section 83(b) of the Internal Revenue Code shall furnish a copy of that election to the Company in accordance with the regulations promulgated thereunder.

16.  Written Agreements.

Each grant of Restricted Stock shall be evidenced by a written agreement, executed by the Participant and the Company, which shall contain such restrictions, terms and conditions as the Committee may require.

17.  Severability.

If any provisions of this Plan is held legal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, but this instrument shall be construed and enforced as if the illegal and invalid provisions had never been inserted in this Plan.

18. Effective Date of the Plan.

The Plan shall be effective as of July 15, 1997.

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19. IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan as of the date first written above.

IMPERIAL INDUSTRIES, INC.

BY: /S/
    ------------------------------
    Morton L. Weinberger, Director

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